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                                                            Exhibit 11.01

                         PREMISYS COMMUNICATIONS, INC.
          COMPUTATION OF NET INCOME (LOSS) PER SHARE - (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                       1996           1997
                                                       ----           ----
Weighted average shares outstanding:
  Common Stock                                       23,990         24,764
  Common stock equivalents related to options
    using the treasury stock method                   2,361          1,528
                                                   --------       --------
  Weighted-average common shares and equivalents     26,351         26,292
                                                   --------       --------
                                                   --------       --------
  Net income (loss)                                $  4,648       $ (2,109)
                                                   --------       --------
                                                   --------       --------
  Net income (loss) per share                      $   0.18       $  (0.08)
                                                   --------       --------
                                                   --------       --------

                                                   Nine Months Ended March 31,
                                                   ---------------------------
                                                       1996           1997
                                                       ----           ----
Weighted average shares outstanding:
  Common Stock                                       23,743         24,604
  Common stock equivalents related to options
    using the treasury stock method                   2,602          1,893
                                                   --------       --------
  Weighted-average common shares and equivalents     26,345         26,497
                                                   --------       --------
                                                   --------       --------
  Net income                                       $ 11,826       $  9,711
                                                   --------       --------
                                                   --------       --------
  Net income per share                             $   0.45       $   0.37
                                                   --------       --------
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